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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           -------------------------


                               FORM 8-A/A No. 1


                      FOR REGISTRATION OF CERTAIN CLASSES
               OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                                   TOO, INC.
            (Exact name of registrant as specified in its charter)


             Delaware                                       31-1333930
      (State of incorporation                            (I.R.S. Employer
         or organization)                               Identification No.)

                                3885 Morse Road
                             Columbus, Ohio 43219
                   (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: Preferred Stock Purchase Rights

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities to be registered pursuant to Section 12(g) of the Act: None




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Item 1.  Description of Registrant's Securities to be Registered.

     Reference is made to the Registration Statement on Form 8-A filed with the Securities Commission by Too, Inc. (the "Company") on August 27, 2001 (the "Original Form 8-A") relating to the Preferred Stock Purchase Rights distributed to the stockholders of the Company in connection with the Rights Agreement dated August 14, 2001 (the "Rights Agreement") between the Company and EquiServe Trust Company, N.A.

     This Form 8-A/A No. 1 serves to amend the Original Form 8-A to correctly state that the Preferred Stock Purchase Rights are to be registered under
Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), instead of Section 12(g) of the Exchange Act, as previously designated. Except for the changes described above, the Original Form 8-A is completely incorporated herein by reference.

Item 2.  Exhibits

     Rights Agreement dated as of August 14, 2001 by and between the Company and EquiServe Trust Company, N.A., as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

                                        TOO, INC.



                                        By: /s/ Michael W. Rayden
                                            ----------------------------
                                            Michael W. Rayden
                                            Chairman, President and
                                            Chief Executive Officer
Dated: September 28, 2001
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                                 EXHIBIT INDEX

Exhibit No.                        Description
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   4.1    Rights Agreement dated as of August 14, 2001 by and between the
          Company and EquiServe Trust Company, N.A., as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A (file number 001-14987), filed on August 27, 2001, and incorporated herein by reference.